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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
Prentiss Properties Trust


We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-38079, 333-49295, 333-49433, and 333-60785) and S-8
(File No. 333-20329) of our report dated February 5, 1998, except as to Note 23 for which the date is February 18, 1998, on our audit of the consolidated financial statements and financial statement schedule of Prentiss Properties Trust as of December 31, 1997 and 1996 and the year ended December 31, 197 and for the period October 22, 1996 (inception of operations) through December 31, 1996 and on the combined financial statements of the Predecessor Company for the period January 1, 1996 through October 22, 1996, and the year ended December 31, 1995, which report is included herein this Annual Report on Form 10-K/A.


                                             /s/ PricewaterhouseCoopers LLP

Dallas, Texas
December 24, 1998